Generex Raises $5.65 Million in a
Registered Direct Offering of Common Stock

Worcester, MA, August 6, 2009 (GlobeNewswire) –Generex Biotechnology Corporation (NasdaqCM:GNBT) (www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, announced that it has today consummated a registered direct offering of 8,558,013 shares of its common stock to a select group of accredited investors at $0.6602 per share. In addition, the Company issued to the investors warrants to acquire up to 2,995,305 shares of the Company's common stock at $0.79 per share. The warrants are exercisable for a period of five years commencing 183 days after the closing date. The offering resulted in gross proceeds of $5,650,000 and, after deducting placement agent's fees and estimated offering expenses, the Company received net proceeds of approximately $5,336,000. Midtown Partners & Co., LLC served as placement agent for the offering.

The shares described above were offered by Generex pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on February 23, 2007.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov.

 About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, oral insulin (Generex Oral-lyn™), which is available for sale in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contact:
American Capital Ventures, Inc.
Howard Gostfrand
1-877-918-0774

Media Contact:
Avalanche Strategic Communications
Angelene Taccini
201-488-0049